Exhibit 8.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

June 26, 2013

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9005

Cayman Islands

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Home Loan Servicing Solutions, Ltd., a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form S-3 (File No 333-188246) (the “Registration Statement”) and the related prospectus dated April 30, 2013, as supplemented by the final prospectus supplement dated June 20, 2013, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (as so supplemented, the “Prospectus”), relating to the ordinary shares of the Company, par value $0.01 per share (the “Ordinary Shares”). Except as otherwise provided herein, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Prospectus.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus and such other documents, records, and instruments as we have deemed necessary or appropriate as the basis for our opinion. In addition, in rendering our opinion we have relied upon certain information provided to us and statements of factual matters made by the Company, which we have neither investigated nor verified. We have assumed that such information and statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such information or statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned information, statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the U.S. federal income tax consequences of the purchase, ownership, and disposition of Ordinary Shares. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable U.S. federal income tax law:

(i) the statements set forth in the Prospectus under the heading “Material Cayman Islands and United States Federal Income Tax Considerations – United States Federal Income Taxation,” to the extent they are statements of U.S. federal income tax law, constitute our opinion as to the material U.S. federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of Ordinary Shares, and

(ii) based on the description of the business, and the Company’s estimates of its gross income, gross assets and the nature of its business as set forth in the Prospectus, the Company should be treated as a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for the current taxable year.

The determination of whether the Company is a “passive foreign investment company” depends on whether (i) at least 75% of the Company’s gross income for the taxable year is passive income, as set forth in Section 1297(a)(1) of the Code or (ii) the average percentage of the assets of the Company held during the taxable year which produce, or are held for the production of, passive income is at least 50%, as set forth in Section 1297(a)(2) of the Code. These tests are calculated on an annual basis, therefore, while the Company has indicated in the Prospectus that it expects to meet these tests, it cannot be definitively determined as of the date of the Registration Statement whether the Company will qualify as a PFIC.

No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Ordinary Shares under any non-U.S., state, or local tax law. Furthermore, our opinion is based on the Code, Treasury Regulations promulgated thereunder, judicial opinions and administrative guidance and such other authorities as we have considered relevant, as in effect as of the date hereof, any of which may be changed or subject to different interpretation at any time, possibly with retroactive effect. We undertake no obligation to advise you as to any changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000

990 MARSH ROAD MENLO PARK CA 94025-1949 PHONE 650.752.1700 FAX 650.752.1800

47 AVENUE HOCHE 75008 PARIS FRANCE  PHONE (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

www.kramerlevin.com

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is a part of the Registration Statement, without admitting that we are an “expert” within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of said Securities Act.

This opinion is being delivered to you for the purpose of being included as an exhibit to a Current Report on Form 8-K and, except as set forth above, may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000

990 MARSH ROAD MENLO PARK CA 94025-1949 PHONE 650.752.1700 FAX 650.752.1800

47 AVENUE HOCHE 75008 PARIS FRANCE  PHONE (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

www.kramerlevin.com